UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 28, 2005

OUTBACK STEAKHOUSE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-15935	59-3061413
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (813) 282-1225

 Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ ❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ ❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ ❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ ❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 28, 2005, Outback Steakhouse, Inc. entered into an amended line of credit agreement (the “Credit Agreement”) with Wachovia Bank, National Association. The Credit Agreement is effective immediately and increases our existing uncollateralized line of credit from $20,000,000 to $30,000,000. All other provisions of the original credit agreement remain the same. The line of credit matures in June 2007 and permits borrowing at interest rates ranging from 50 to 90 basis points over LIBOR for loan draws and 65 to 112.5 basis points over LIBOR for letter of credit advances.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits
Exhibit No.

4.01
First Amendment to Credit Agreement dated as of April 28, 2005 by and among Outback Steakhouse, Inc., Wachovia Bank, National Association and Outback Steakhouse of Florida, Inc., Carrabba’s Italian Grill, Inc., Outback Steakhouse International, Inc., OS Capital, Inc., OS Pacific, Inc., OS Prime, Inc., Bonefish Grill, Inc. and Outback Sports, LLC.

4.02	Amended and Restated Note between Outback Steakhouse, Inc. and Wachovia Bank, National Association.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTBACK STEAKHOUSE, INC.
(Registrant)

Date: May 3, 2005	By:	/s/ Robert S. Merritt
Robert S. Merritt
Senior Vice President and
Chief Financial Officer